EXHIBIT 99

FORM 3 JOINT FILER INFORMATION

Name:            RJG CAPITAL MANAGEMENT, LLC

Address:            11517 West Hill Drive
            North Bethesda, Maryland 20852

Designated Filer:      RJG Capital Partners, L.P.

Issuer & Ticker Symbol:     Pep Boys - Manny, Moe & Jack (PBY)

Date of Event Requiring
Statement:          8/17/06

    Signature:           RJG CAPITAL MANAGEMENT, LLC

                     By: /s/ Ronald J. Gross
                     Name: Ronald J. Gross
                     Title:   Managing Member

Name:              Ronald J. Gross

Address:                 11517 West Hill Drive
              North Bethesda, Maryland 20852

Designated Filer:       RJG Capital Partners, L.P.

Issuer & Ticker Symbol:   Pep Boys - Manny, Moe & Jack (PBY)

Date of Event Requiring
Statement:           8/17/06

    Signature:           /s/ Ronald J. Gross
             Ronald J. Gross